1 FIRST SUPPLEMENTAL INDENTURE This FIRST SUPPLEMENTAL INDENTURE, dated as of September 27, 2021 (this “Supplemental Indenture”), by and among Ladder Capital Realty III LLC (the “Guaranteeing Subsidiary”), the parties that are signatories hereto as Released Guarantors (collectively, the “Released Guarantors” and each, a “Released Guarantor”) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below, and acknowledged by Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation (together, the “Issuers” and each an “Issuer”). W I T N E S S E T H: WHEREAS, each of the Issuers and the Trustee have heretofore executed and delivered an indenture dated as of January 30, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 4.250% Senior Notes due 2027 (the “Notes”) of the Issuers; WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiary shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the Guaranteed Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); WHEREAS, the Indenture provides that, under certain circumstances, the Guarantee of a Guarantor will terminate, including upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by the Indenture; WHEREAS, the Guarantee of the Released Guarantors is permitted to be terminated pursuant to the terms of the Indenture, and the Released Guarantors, the Issuers and the Trustee seek to confirm and evidence the release, termination and discharge of the Guarantees provided by the Released Guarantors; WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, any Guarantor (with respect to its Guarantee) and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: ARTICLE I DEFINITIONS Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words

2 “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE II AGREEMENT TO BE BOUND; GUARANTEE Section 2.1 Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Section 2.2 Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis. ARTICLE III RELEASE OF GUARANTEE Section 3.1 Release. The Guarantee of each of the Released Guarantors is hereby terminated as of the date hereof and shall be of no further force or effect, and each of the Released Guarantors has been released from all obligations and for all purposes under the Indenture and such Guarantee. From and after the date hereof, the Released Guarantors shall not be subject to any covenants or other obligations under the Indenture and shall not be deemed to be a party to the Indenture. ARTICLE IV MISCELLANEOUS Section 4.1 Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Guaranteeing Subsidiary at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers. Section 4.2 Merger and Consolidation. The Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuers or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(d) of the Indenture. Section 4.3 Release of Guarantee. The Guarantee of the Guaranteeing Subsidiary shall be released in accordance with Section 10.2 of the Indenture. Section 4.4 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3 Section 4.5 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. Section 4.6 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. Section 4.7 Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. Section 4.8 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Section 4.9 The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. Section 4.10 Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by electronic, facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted electronically or by facsimile or PDF shall be deemed to be their original signatures for all purposes. Section 4.11 Execution and Delivery. The Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee. Section 4.12 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Page to Supplemental Indenture (2027 Notes)] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. LADDER CAPITAL REALTY III LLC, as Guaranteeing Subsidiary By: Name: Kelly Porcella Title: Chief Administrative Officer, General Counsel and Secretary Address for Notices: 345 Park Avenue, 8th Floor New York, New York 10154 Attention: Paul J. Miceli and Kelly Porcella LVT JV MEMBER LLC LC TRS III LLC GRAND RAPIDS JV MEMBER LLC LITHIA SPRINGS JV MEMBER LLC LA CIENEGA JV MEMBER LLC IOP JV MEMBER LLC, each as a Released Guarantor By: Name: Kelly Porcella Title: Chief Administrative Officer, General Counsel and/or Authorized Person

[Signature Page to Supplemental Indenture (2027 Notes)] Acknowledged by: LADDER CAPITAL FINANCE HOLDINGS LLLP By: Name: Paul J. Miceli Title: Authorized Officer LADDER CAPITAL FINANCE CORPORATION By: Name: Paul J. Miceli Title: Chief Financial Officer

[Signature Page to Supplemental Indenture (2027 Notes)] WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: Name: Barry D. Somrock Title: Vice President